United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

                            January 10, 2007
Date of Report (Date of earliest event reported)

Overseas Shipholding Group, Inc.
(Exact Name of Registrant as Specified in Charter)

             1-6479-1

Commission File Number

Delaware (State or other jurisdiction of incorporation)	13-2637623 (I.R.S. Employer Identification Number)

666 Third Avenue
                    New York, New York 10017
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (212) 953-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
         (17 CFR 240.14d-2(b))
[ ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
          (17 CFR 240.13e-4(c))

Section 5 -	Corporate Governance and Management
Item 5.02 -	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

           On January 10, 2007, Overseas Shipholding Group, Inc. ("OSG") granted restricted stock awards, stock options and performance share units to its executive officers.

           The restricted stock awards were granted pursuant to the Overseas Shipholding Group, Inc. 2004 Stock Incentive Plan (the "2004 Plan") and each recipient of such awards becomes vested in one-fourth of the number of restricted shares awarded on each of the first, second, third and fourth anniversaries of the date of grant. The recipient may vote and receive dividends and other distributions on his restricted stock from the date of grant but may not dispose of such stock until it vests.

          The stock options were granted pursuant to the 2004 Plan at an exercise price of $55.03 per share and each option becomes exercisable as to one-third of the number of shares of common stock subject to such option on the first, second and third anniversaries of the date of grant. The options expire on the tenth anniversary of the date of grant.

         Restricted stock and common stock received upon exercise of stock options may not be disposed of by the recipient until the recipient owns shares of common stock having a market value equal to a specified minimum amount.

         Performance share units were granted pursuant to the 2004 Plan and vest on December 31, 2009 if (a) total shareholder return of a share of common stock of OSG relative to a specified peer group during the period from January 1, 2007 through December 31, 2009 is in the highest 25% (rounding to the closest whole number as appropriate - i.e. for a peer group of 18 companies, the highest 25% would be from 1 to 4.5 which would be rounded to 5) and (b) total shareholder return during such performance period is at least 15.76%, assuming reinvestment of dividends when paid.

            The foregoing description of restricted stock awards, stock options and performance share units is qualified in its entirety by the terms and conditions of the award letters, copies of which are filed with this Form 8-K as exhibits.

            On January 10, 2007, the annual salaries of Mr. Morten Arntzen, the President and Chief Executive Officer of OSG, and Mr. Myles R. Itkin, the Executive Vice President, Chief Financial Officer and Treasurer of OSG, were increased to $900,000 and $660,000, respectively, each effective as of January 1, 2007.

Section 9 -	Financial Statements and Exhibits.
Item 9.01 -	Financial Statements and Exhibits.

(d)	Exhibits
	Exhibit No.	Description
	10.1	Form of Restricted Stock Award
	10.2	Form of Qualified Stock Option Agreement
	10.3	Form of Performance Award

SIGNATURES

                   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSEAS SHIPHOLDING GROUP, INC. (Registrant)

Date: January 17, 2007	By: /s/James I. Edelson
Name: James I. Edelson Title: General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Restricted Stock Award
10.2	Form of Qualified Stock Option Agreement
10.3	Form of Performance Award